Exhibit 99.1

ASCENT CAPITAL GROUP ANNOUNCES PROPOSED
OFFERING OF $90 MILLION OF CONVERTIBLE SENIOR NOTES DUE 2020

FOR IMMEDIATE RELEASE

Greenwood Village, CO - July 11, 2013 - Ascent Capital Group, Inc. (Nasdaq: ASCMA) announced today an offering, subject to market and other conditions, of $90 million of Convertible Senior Notes due 2020. Ascent intends to use the proceeds from the offering, together with proceeds of other indebtedness expected to be issued by Monitronics International, Inc., the wholly-owned operating subsidiary of Ascent, including an expected $225 million new term loan, to fund a portion of the purchase price for the previously announced acquisition of Security Networks, LLC by Monitronics. If the Security Networks acquisition is not completed for any reason, Ascent will use the proceeds of this offering for general corporate purposes.

Ascent also expects to grant the underwriters an option to purchase up to an additional $13.5 million aggregate principal amount of notes. The notes will be convertible, under certain circumstances, into cash, shares of Ascent’s Series A common stock or any combination thereof at Ascent’s election.

In connection with the offering of the notes, Ascent expects to enter into privately negotiated convertible note hedge and warrant transactions with counterparties that may include one or more of the underwriters (and/or their respective affiliates).

BofA Merrill Lynch, Credit Suisse and Citigroup are acting as joint book-running managers for this offering.

The offering of the notes has been registered under the Securities Act of 1933, as amended, and Ascent refers you to its Registration Statement on Form S-3, which Ascent filed with the Securities and Exchange Commission today, for additional information about the notes, the offering and the convertible note hedge and warrant transactions.  The preliminary prospectus relating to the offering, and the final prospectus when available, may be obtained from BofA Merrill Lynch, 222 Broadway, New York, NY 10038, Attn: Prospectus Department, or e-mail dg.prospectus_requests@baml.com; Credit Suisse Securities (USA) LLC, Prospectus Department, One Madison Avenue, New York, NY 10010, by calling toll-free (800) 221-1037 or by email newyork.prospectus@credit-suisse.com; or Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: 1-800-831-9146, or email at batprospectusdept@citi.com.

This press release will not constitute an offer to sell or a solicitation of an offer to purchase the notes or any other securities, and will not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

Forward-Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the issuance of the notes, the pending Security Networks acquisition and other matters that are not historical facts.  These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, the ability of Ascent to satisfy the conditions to the closing of the notes offering, general market conditions, the ability of Monitronics to complete the Security Networks acquisition, changes in law and government regulations and other matters affecting the business of Monitronics. These forward-looking statements speak only as of the date of this press release, and Ascent expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Ascent’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Ascent, including the most recent Form 10-K and any subsequently filed Forms 8-K, including the Form 8-K to be filed on the date hereof, for additional information about Ascent and Monitronics and about the risks and uncertainties related to their business which may affect the statements made in this press release.

About Ascent Capital Group, Inc.

Ascent is a holding company and owns 100 percent of its operating subsidiaries, including Monitronics, one of the nation’s largest, fastest-growing home security alarm monitoring companies, headquartered in Dallas, TX, and certain former subsidiaries of Ascent Media Group, LLC.

Contact:

Erica Bartsch

Sloane & Company

212-446-1875

ebartsch@sloanepr.com